Exhibit 99.1

Epizyme Achieves Lead Candidate Milestone for Third Target in GSK

Collaboration, Receives $4 Million in Milestone and License Payments

- Potential Therapeutic Candidates Now Identified for All Three GSK Collaboration Targets -

Cambridge, Mass., April 22, 2014 – Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating innovative personalized therapeutics for patients with genetically defined cancers, today announced the achievement of the lead candidate milestone for the third of the three histone methyltransferase (HMT) targets in the company’s collaboration with GSK and is receiving $4 million in milestone and license payments.

Epizyme announced the achievement of a $4 million development candidate milestone for the first GSK collaboration target in January 2014 and a $2 million lead candidate selection milestone for the second GSK collaboration target in February 2014.

“Epizyme’s proprietary product platform is an ongoing source of potential novel therapeutic candidates for the treatment of genetically defined cancers as we translate the science of epigenetics into innovative personalized therapeutics for cancer patients,” said Robert Copeland, Ph.D., Executive Vice President and Chief Scientific Officer, Epizyme. “Since we began our collaboration with GSK in 2011, we have identified novel small molecule inhibitors for all three collaboration HMT targets, a significant accomplishment in a short period of time in a new therapeutic class.”

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating personalized therapeutics for patients with genetically defined cancers. Epizyme has built a proprietary product platform that the company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients for a personalized approach to cancer treatment.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, development of the Company’s therapeutic candidates, and future expectations and plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, the success of the Company’s collaborations, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Media/Investors:

Jeff Boyle

Epizyme, Inc.

617.674.1778

jboyle@epizyme.com

Media:

Luke Dickinson

Spectrum

202.955.6222 ext. 2503

ldickinson@spectrumscience.com

Investors:

Stephanie Ascher

Stern Investor Relations

212.362.1200

stephanie@sternir.com